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                                                                    EXHIBIT 23.7



                  [LETTERHEAD OF CRUTTENDEN ROTH INCORPORATED]





                           FINANCIAL ADVISOR'S CONSENT





     The undersigned hereby consents to the inclusion as an exhibit to this Registration Statement on Form S-4 of National Media Corporation of our opinion to the Board of Directors of Positive Response Television, Inc. ("PRT"), dated December 7, 1995.

     We also consent to the references under "SUMMARY - Recommendation; Fairness Opinion," "THE MERGER - Background of the Merger," "- Positive Response's Reasons for the Merger; Recommendation of the Positive Response Board,"
"- Opinion of Positive Response's Financial Advisor" and "THE MERGER AGREEMENT AND RELATED AGREEMENTS - Conditions to the Merger" in such Registration Statement to such opinion and to Cruttenden Roth Incorporated as PRT's financial advisor.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for the purposes of, the Securities Act of 1993, and the rules and regulations thereunder.




                                                 CRUTTENDEN ROTH INCORPORATED




Irvine, California
April 16, 1996